Exhibit 99.1

Natural Resource Partners L.P.

1415 Louisiana St., Suite 3325, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P. Reports First Quarter 2023 Results and Declares First Quarter 2023 Distribution of $0.75 per Common Unit

HOUSTON, May 4, 2023 - Natural Resource Partners L.P. (NYSE:NRP) today reported first quarter 2023 results as follows:

	For the Three Months Ended	Last Twelve Months Ended
(In thousands) (Unaudited)	March 31, 2023
Operating cash flow	$72,900	$287,407
Free cash flow (1)	73,496	289,608
Cash flow cushion (last twelve months) (1)		102,516

Net income	$79,275	$283,868
Adjusted EBITDA (1)	77,737	319,418

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Highlights:

• Generated $73 million of free cash flow, an increase of 40% from the prior year quarter

• Paid fourth quarter 2022 common unit distribution of $0.75 and special common unit distribution of $2.43

• Redeemed $47.5 million of preferred units, reducing preferred units outstanding to par value of $202.5 million

• Leverage ratio of 0.5x as of March 31, 2023

• Declares first quarter 2023 common unit distribution of $0.75

"NRP's strong performance continued in the first quarter of 2023 driven by robust prices for metallurgical coal and soda ash," said Craig Nunez, NRP's president and chief operating officer. "In addition to generating $73 million of free cash flow, we redeemed $47.5 million of preferred units at par with cash and permanently retired $16.7 million of Opco Senior Notes. We will continue to aggressively pay off debt and preferred equity with internally generated cash while maintaining distributions to our common unitholders.”

NRP announced today that the board of directors of its general partner declared a first quarter 2023 cash distribution of $0.75 per common unit to be paid on May 23, 2023, to unitholders of record on May 16, 2023. In addition, the board declared a $6.1 million cash distribution on NRP's outstanding preferred units. Future distributions on NRP's common and preferred units will be determined on a quarterly basis by the board of directors. The board of directors considers numerous factors each quarter in determining cash distributions including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability, and the level of cash reserves that the board determines is necessary for future operating and capital needs.

NRP's liquidity was $56.5 million at March 31, 2023, consisting of $17.7 million of cash and $38.8 million of borrowing capacity available under its revolving credit facility.

Segment Performance

Mineral Rights

Mineral Rights net income for the first quarter of 2023 increased $5.9 million as compared to the prior year period primarily due to increased metallurgical coal sales volumes and revenue from carbon neutral initiatives. Operating cash flow and free cash flow for the first quarter of 2023 increased $25.7 million and $26.3 million, respectively, as compared to the prior year period primarily due to the timing of minimum and royalty payments and prior year recoupments. Approximately 75% of coal royalty revenues and approximately 55% of coal royalty sales volumes were derived from metallurgical coal in the first quarter of 2023.

Metallurgical and thermal coal prices remain strong relative to historical norms, although pricing has declined from the record highs seen in 2022. Continued support for pricing is expected as operators are limited in their ability to increase production due to ongoing labor shortages, transportation and logistics challenges, difficulty of new mine permitting, and limited access to capital.

NRP continues to explore and identify carbon neutral revenue opportunities across its large portfolio of land, mineral, and timber assets, including the sequestration of carbon dioxide underground and in standing forests, and the generation of electricity using geothermal, solar, and wind energy. In the first quarter of 2023, NRP executed a new solar lease.

Soda Ash

Soda Ash net income in the first quarter of 2023 increased $4.3 million as compared to the prior year period primarily due to increased sales prices. Operating cash flow and free cash flow in the first quarter of 2023 decreased $2.6 million as compared to the prior year period due to a higher quarterly distribution from Sisecam Wyoming in the first quarter of 2022.

International prices remained strong in the first quarter of 2023 reflecting a continued supply constrained market for soda ash. Domestic soda ash prices were also strong during the first quarter of 2023 versus the prior year quarter due to negotiated 2023 domestic prices converging to international soda ash prices.

Corporate and Financing

Corporate and Financing costs in the first quarter of 2023 decreased $5.2 million as compared to the prior year period primarily due to lower interest expense resulting from less debt outstanding. Operating cash flow and free cash flow in the first quarter of 2023 decreased $2.5 million as compared to the prior year period primarily due to increased cash paid for incentive compensation in the first quarter of 2023 because of the improved business performance in 2022 and higher cash paid for interest on credit facility borrowings in 2023.

In the first quarter of 2023, NRP received a notice from holders of the partnership's Class A Preferred Units exercising their right to either convert or redeem an aggregate of 47,499 Class A Preferred Units. NRP chose to redeem the preferred units for $47.5 million in cash rather than issuing common units. Of the originally issued 250,000 Class A Preferred Units, 202,501 Class A Preferred Units remain outstanding.

In February 2023, NRP declared and paid a fourth quarter 2022 cash distribution of $0.75 per common unit and a $7.5 million cash distribution on the preferred units. In March 2023, NRP declared and paid a special distribution of $2.43 per common unit to help cover unitholder tax liabilities associated with owning NRP's common units during 2022. Today, NRP declared a first quarter 2023 cash distribution of $0.75 per common unit and a $6.1 million cash distribution on its outstanding preferred units.

NRP's consolidated leverage ratio was 0.5x at March 31, 2023.

Conference Call

A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: https://conferencingportals.com/event/WTRCwGdM. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full conference call we suggest registering at minimum 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Withholding Information for Foreign Investors

Concurrent with this announcement, we are providing qualified notice to brokers and nominees that hold NRP units on behalf of non-U.S. investors under Treasury Regulation Section 1.1446-4(b) and (d) and Treasury Regulation Section 1.1446(f)-4(c)(2)(iii). Brokers and nominees should treat one hundred percent (100%) of NRP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. In addition, brokers and nominees should treat one hundred percent (100%) of the distribution as being in excess of cumulative net income for purposes of determining the amount to withhold. Accordingly, NRP's distributions to non-U.S. investors are subject to federal income tax withholding at a rate equal to the sum of the highest applicable rate plus ten percent (10%).

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: the effects of the global COVID-19 pandemic; future distributions on the Partnership’s common and preferred units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees; Sisecam Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures and cash flow used in acquisition costs classified as investing or financing activities. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Cash flow cushion" is a non-GAAP financial measure that we define as free cash flow less one-time beneficial items, mandatory Opco debt repayments, preferred unit distributions, redemption of preferred units, redemption of PIK units, common unit distributions, and warrant cash settlements. Cash flow cushion is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Cash flow cushion is a supplemental liquidity measure used by our management to assess the Partnership's ability to make or raise cash distributions to our common and preferred unitholders and our general partner and repay debt or redeem preferred units.

"Leverage ratio" represents the outstanding principal of NRP's debt at the end of the period divided by the last twelve months' Adjusted EBITDA as defined above. NRP believes that leverage ratio is a useful measure to management and investors to evaluate and monitor the indebtedness of NRP relative to its ability to generate income to service such debt and in understanding trends in NRP’s overall financial condition. Leverage ratio may not be calculated the same for NRP as for other companies and is not a substitute for, and should not be used in conjunction with, GAAP financial ratios.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended
	March 31,		December 31,
(In thousands, except per unit data)	2023	2022	2022
Revenues and other income
Royalty and other mineral rights	$76,271	$71,083	$75,218
Transportation and processing services	3,598	3,796	5,695
Equity in earnings of Sisecam Wyoming	19,254	14,837	15,759
Gain on asset sales and disposals	96	—	383
Total revenues and other income	$99,219	$89,716	$97,055

Operating expenses
Operating and maintenance expenses	$7,163	$8,076	$8,914
Depreciation, depletion and amortization	4,083	3,868	5,954
General and administrative expenses	5,845	4,467	7,815
Asset impairments	—	19	3,583
Total operating expenses	$17,091	$16,430	$26,266

Income from operations	$82,128	$73,286	$70,789

Other expenses, net
Interest expense, net	$(2,853)	$(9,387)	$(3,638)
Loss on extinguishment of debt	—	—	(3,933)
Total other expenses, net	$(2,853)	$(9,387)	$(7,571)

Net income	$79,275	$63,899	$63,218
Less: income attributable to preferred unitholders	(6,661)	(7,500)	(7,500)
Less: redemption of preferred units	(16,228)	—	—
Net income attributable to common unitholders and the general partner	$56,386	$56,399	$55,718

Net income attributable to common unitholders	$55,258	$55,271	$54,603
Net income attributable to the general partner	1,128	1,128	1,115

Net income per common unit
Basic	$4.40	$4.45	$4.37
Diluted	3.44	3.11	3.13

Net income	$79,275	$63,899	$63,218
Comprehensive income (loss) from unconsolidated investment and other	(19,583)	2,545	16,685
Comprehensive income	$59,692	$66,444	$79,903

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended
	March 31,		December 31,
(In thousands)	2023	2022	2022
Cash flows from operating activities
Net income	$79,275	$63,899	$63,218
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	4,083	3,868	5,954
Distributions from unconsolidated investment	10,780	13,230	10,780
Equity earnings from unconsolidated investment	(19,254)	(14,837)	(15,759)
Gain on asset sales and disposals	(96)	—	(383)
Loss on extinguishment of debt	—	—	3,933
Asset impairments	—	19	3,583
Bad debt expense	(610)	1,028	421
Unit-based compensation expense	2,491	1,448	1,557
Amortization of debt issuance costs and other	25	375	523
Change in operating assets and liabilities:
Accounts receivable	7,061	(7,579)	(8,553)
Accounts payable	(541)	(60)	(186)
Accrued liabilities	(8,805)	(7,156)	5,766
Accrued interest	263	7,250	(3,238)
Deferred revenue	(154)	(7,316)	1,670
Other items, net	(1,618)	(1,838)	(398)
Net cash provided by operating activities	$72,900	$52,331	$68,888

Cash flows from investing activities
Proceeds from asset sales and disposals	$101	$—	$384
Return of long-term contract receivable	598	—	585
Capital expenditures	(2)	—	(59)
Net cash provided by investing activities	$697	$—	$910

Cash flows from financing activities
Debt borrowings	$94,200	$—	$70,000
Debt repayments	(89,696)	(16,697)	(141,731)
Distributions to common unitholders and the general partner	(40,900)	(5,672)	(9,571)
Distributions to preferred unitholders	(7,500)	(7,500)	(7,500)
Redemption of preferred units	(48,085)	—	—
Redemption of preferred units paid-in-kind	—	(19,579)	—
Other items, net	(3,052)	(2,813)	(2,842)
Net cash used in financing activities	$(95,033)	$(52,261)	$(91,644)

Net increase (decrease) in cash and cash equivalents	$(21,436)	$70	$(21,846)
Cash and cash equivalents at beginning of period	39,091	135,520	60,937
Cash and cash equivalents at end of period	$17,655	$135,590	$39,091

Supplemental cash flow information:
Cash paid for interest	$2,474	$1,644	$6,764

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Balance Sheets

	March 31,	December 31,
	2023	2022
(In thousands, except unit data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$17,655	$39,091
Accounts receivable, net	36,513	42,701
Other current assets, net	3,216	1,822
Total current assets	$57,384	$83,614
Land	24,008	24,008
Mineral rights, net	408,371	412,312
Intangible assets, net	14,613	14,713
Equity in unconsolidated investment	295,361	306,470
Long-term contract receivable, net	28,309	28,946
Other long-term assets, net	7,622	7,068
Total assets	$835,668	$877,131
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$1,452	$1,992
Accrued liabilities	3,466	11,916
Accrued interest	1,252	989
Current portion of deferred revenue	7,450	6,256
Current portion of long-term debt, net	39,055	39,076
Total current liabilities	$52,675	$60,229
Deferred revenue	38,833	40,181
Long-term debt, net	133,821	129,205
Other non-current liabilities	6,124	5,472
Total liabilities	$231,453	$235,087
Commitments and contingencies
Class A Convertible Preferred Units (202,501 and 250,000 units issued and outstanding at March 31, 2023 and December 31, 2022, respectively, at $1,000 par value per unit; liquidation preference of $1,850 per unit at March 31, 2023 and December 31, 2022)	$133,316	$164,587
Partners’ capital
Common unitholders’ interest (12,634,642 and 12,505,996 units issued and outstanding at March 31, 2023 and December 31, 2022, respectively)	$417,401	$404,799
General partner’s interest	6,400	5,977
Warrant holders’ interest	47,964	47,964
Accumulated other comprehensive income (loss)	(866)	18,717
Total partners’ capital	$470,899	$477,457
Total liabilities and partners' capital	$835,668	$877,131

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital

					Accumulated
					Other	Total
	Common Unitholders		General	Warrant	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Holders	Income (Loss)	Capital
Balance at December 31, 2022	12,506	$404,799	$5,977	$47,964	$18,717	$477,457
Net income (1)	—	77,690	1,585	—	—	79,275
Redemption of preferred units	—	(15,904)	(324)	—	—	(16,228)
Distributions to common unitholders and the general partner	—	(40,082)	(818)	—	—	(40,900)
Distributions to preferred unitholders	—	(7,924)	(162)	—	—	(8,086)
Issuance of unit-based awards	129	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	(1,178)	—	—	—	(1,178)
Capital contribution	—	—	142	—	—	142
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(19,583)	(19,583)
Balance at March 31, 2023	12,635	$417,401	$6,400	$47,964	$(866)	$470,899

(1)

Net income includes $6.7 million of income attributable to preferred unitholders that accumulated during the period, of which $6.5 million is allocated to the common unitholders and $0.1 million is allocated to the general partner.

					Accumulated
					Other	Total
	Common Unitholders		General	Warrant	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Holders	Income	Capital
Balance at December 31, 2021	12,351	$203,062	$1,787	$47,964	$3,211	$256,024
Net income (1)	—	62,621	1,278	—	—	63,899
Distributions to common unitholders and the general partner	—	(5,559)	(113)	—	—	(5,672)
Distributions to preferred unitholders	—	(7,603)	(155)	—	—	(7,758)
Issuance of unit-based awards	155	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	(1,754)	—	—	—	(1,754)
Capital contribution	—	—	112	—	—	112
Comprehensive income from unconsolidated investment and other	—	—	—	—	2,545	2,545
Balance at March 31, 2022	12,506	$250,767	$2,909	$47,964	$5,756	$307,396

(1)

Net income includes $7.5 million of income attributable to preferred unitholders that accumulated during the period, of which $7.4 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results by segment for the three months ended March 31, 2023 and 2022 and December 31, 2022:

	Operating Segments
	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended March 31, 2023
Revenues	$79,869	$19,254	$—	$99,123
Gain on asset sales and disposals	96	—	—	96
Total revenues and other income	$79,965	$19,254	$—	$99,219
Asset impairments	$—	$—	$—	$—
Net income (loss)	$68,881	$19,096	$(8,702)	$79,275
Adjusted EBITDA (1)	$72,960	$10,622	$(5,845)	$77,737
Cash flow provided by (used in) continuing operations:
Operating activities	$73,858	$10,617	$(11,575)	$72,900
Investing activities	$699	$—	$(2)	$697
Financing activities	$(583)	$—	$(94,450)	$(95,033)
Distributable cash flow (1)	$74,557	$10,617	$(11,577)	$73,597
Free cash flow (1)	$74,456	$10,617	$(11,577)	$73,496

For the Three Months Ended March 31, 2022
Revenues	$74,879	$14,837	$—	$89,716
Gain on asset sales and disposals	—	—	—	—
Total revenues and other income	$74,879	$14,837	$—	$89,716
Asset impairments	$19	$—	$—	$19
Net income (loss)	$62,967	$14,786	$(13,854)	$63,899
Adjusted EBITDA (1)	$66,854	$13,179	$(4,467)	$75,566
Cash flow provided by (used in) continuing operations:
Operating activities	$48,176	$13,195	$(9,040)	$52,331
Investing activities	$—	$—	$—	$—
Financing activities	$(614)	$—	$(51,647)	$(52,261)
Distributable cash flow (1)	$48,176	$13,195	$(9,040)	$52,331
Free cash flow (1)	$48,176	$13,195	$(9,040)	$52,331

For the Three Months Ended December 31, 2022
Revenues	$80,913	$15,759	$—	$96,672
Gain on asset sales and disposals	383	—	—	383
Total revenues and other income	$81,296	$15,759	$—	$97,055
Asset impairments	$3,583	$—	$—	$3,583
Net income (loss)	$62,900	$15,704	$(15,386)	$63,218
Adjusted EBITDA (1)	$72,437	$10,725	$(7,815)	$75,347
Cash flow provided by (used in) continuing operations:
Operating activities	$68,332	$10,738	$(10,182)	$68,888
Investing activities	$969	$—	$(59)	$910
Financing activities	$—	$—	$(91,644)	$(91,644)
Distributable cash flow (1)	$69,301	$10,738	$(10,241)	$69,798
Free cash flow (1)	$68,917	$10,738	$(10,241)	$69,414

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended
	March 31,		December 31,
(In thousands, except per ton data)	2023	2022	2022
Coal sales volumes (tons)
Appalachia
Northern	379	428	436
Central	3,609	3,251	3,408
Southern	582	361	613
Total Appalachia	4,570	4,040	4,457
Illinois Basin	1,310	1,502	2,740
Northern Powder River Basin	1,085	1,238	1,516
Gulf Coast	58	69	61
Total coal sales volumes	7,023	6,849	8,774

Coal royalty revenue per ton
Appalachia
Northern	$9.86	$10.14	$6.63
Central	9.92	11.37	9.33
Southern	14.94	17.56	11.99
Illinois Basin	3.57	2.20	3.11
Northern Powder River Basin	4.68	3.74	3.75
Gulf Coast	0.57	0.55	0.59
Combined average coal royalty revenue per ton	8.26	8.12	6.42

Coal royalty revenues
Appalachia
Northern	$3,737	$4,341	$2,890
Central	35,806	36,980	31,809
Southern	8,697	6,340	7,351
Total Appalachia	48,240	47,661	42,050
Illinois Basin	4,675	3,303	8,525
Northern Powder River Basin	5,075	4,632	5,686
Gulf Coast	33	38	36
Unadjusted coal royalty revenues	58,023	55,634	56,297
Coal royalty adjustment for minimum leases	—	(185)	(116)
Total coal royalty revenues	$58,023	$55,449	$56,181

Other revenues
Production lease minimum revenues	$613	$1,592	$2,312
Minimum lease straight-line revenues	4,503	4,783	4,557
Carbon neutral initiative revenues	2,118	—	—
Wheelage revenues	3,869	3,717	2,888
Property tax revenues	1,470	1,472	1,351
Coal overriding royalty revenues	188	258	1,127
Lease amendment revenues	851	880	751
Aggregates royalty revenues	753	770	608
Oil and gas royalty revenues	3,588	1,814	5,271
Other revenues	295	348	172
Total other revenues	$18,248	$15,634	$19,037
Royalty and other mineral rights	$76,271	$71,083	$75,218
Transportation and processing services revenues	3,598	3,796	5,695
Gain on asset sales and disposals	96	—	383
Total Mineral Rights segment revenues and other income	$79,965	$74,879	$81,296

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended March 31, 2023
Net income (loss)	$68,881	$19,096	$(8,702)	$79,275
Less: equity earnings from unconsolidated investment	—	(19,254)	—	(19,254)
Add: total distributions from unconsolidated investment	—	10,780	—	10,780
Add: interest expense, net	—	—	2,853	2,853
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	4,079	—	4	4,083
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$72,960	$10,622	$(5,845)	$77,737

For the Three Months Ended March 31, 2022
Net income (loss)	$62,967	$14,786	$(13,854)	$63,899
Less: equity earnings from unconsolidated investment	—	(14,837)	—	(14,837)
Add: total distributions from unconsolidated investment	—	13,230	—	13,230
Add: interest expense, net	—	—	9,387	9,387
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	3,868	—	—	3,868
Add: asset impairments	19	—	—	19
Adjusted EBITDA	$66,854	$13,179	$(4,467)	$75,566

For the Three Months Ended December 31, 2022
Net income (loss)	$62,900	$15,704	$(15,386)	$63,218
Less: equity earnings from unconsolidated investment	—	(15,759)	—	(15,759)
Add: total distributions from unconsolidated investment	—	10,780	—	10,780
Add: interest expense, net	—	—	3,638	3,638
Add: loss on extinguishment of debt	—	—	3,933	3,933
Add: depreciation, depletion and amortization	5,954	—	—	5,954
Add: asset impairments	3,583	—	—	3,583
Adjusted EBITDA	$72,437	$10,725	$(7,815)	$75,347

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended March 31, 2023
Net cash provided by (used in) operating activities	$73,858	$10,617	$(11,575)	$72,900
Add: proceeds from asset sales and disposals	101	—	—	101
Add: return of long-term contract receivable	598	—	—	598
Less: maintenance capital expenditures	—	—	(2)	(2)
Distributable cash flow	$74,557	$10,617	$(11,577)	$73,597
Less: proceeds from asset sales and disposals	(101)	—	—	(101)
Free cash flow	$74,456	$10,617	$(11,577)	$73,496

Net cash provided by (used in) investing activities	$699	$—	$(2)	$697
Net cash used in financing activities	(583)	—	(94,450)	(95,033)

For the Three Months Ended March 31, 2022
Net cash provided by (used in) operating activities	$48,176	$13,195	$(9,040)	$52,331
Add: proceeds from asset sales and disposals	—	—	—	—
Add: return of long-term contract receivable	—	—	—	—
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$48,176	$13,195	$(9,040)	$52,331
Less: proceeds from asset sales and disposals	—	—	—	—
Free cash flow	$48,176	$13,195	$(9,040)	$52,331

Net cash provided by investing activities	$—	$—	$—	$—
Net cash used in financing activities	(614)	—	(51,647)	(52,261)

For the Three Months Ended December 31, 2022
Net cash provided by (used in) operating activities	$68,332	$10,738	$(10,182)	$68,888
Add: proceeds from asset sales and disposals	384	—	—	384
Add: return of long-term contract receivable	585	—	—	585
Less: maintenance capital expenditures	—	—	(59)	(59)
Distributable cash flow	$69,301	$10,738	$(10,241)	$69,798
Less: proceeds from asset sales and disposals	(384)	—	—	(384)
Free cash flow	$68,917	$10,738	$(10,241)	$69,414

Net cash provided by (used in) investing activities	$969	$—	$(59)	$910
Net cash used in financing activities	—	—	(91,644)	(91,644)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Cash Flow Cushion

	For the Three Months Ended
(In thousands)	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	Last 12 Months
Net cash provided by operating activities	$63,123	$82,496	$68,888	$72,900	$287,407
Add: proceeds from asset sales and disposals	346	353	384	101	1,184
Add: return of long-term contract receivable	563	575	585	598	2,321
Less: maintenance capital expenditures	—	(59)	(59)	(2)	(120)
Distributable cash flow	$64,032	$83,365	$69,798	$73,597	$290,792
Less: proceeds from asset sales and disposals	(346)	(353)	(384)	(101)	(1,184)
Free cash flow	$63,686	$83,012	$69,414	$73,496	$289,608
Less: mandatory Opco debt repayments	(2,365)	—	(20,334)	(16,696)	(39,395)
Less: preferred unit distributions	(7,500)	(7,500)	(7,500)	(7,500)	(30,000)
Less: redemption of preferred units	—	—	—	(48,085)	(48,085)
Less: common unit distributions	(9,570)	(9,571)	(9,571)	(40,900)	(69,612)
Cash flow cushion	$44,251	$65,941	$32,009	$(39,685)	$102,516

Leverage Ratio

	For the Three Months Ended
(In thousands)	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	Last 12 Months
Net income	$66,820	$74,555	$63,218	$79,275	$283,868
Less: equity earnings from unconsolidated investment	(14,643)	(14,556)	(15,759)	(19,254)	(64,212)
Add: total distributions from unconsolidated investment	10,486	10,339	10,780	10,780	42,385
Add: interest expense, net	8,108	5,141	3,638	2,853	19,740
Add: loss on extinguishment of debt	4,048	2,484	3,933	—	10,465
Add: depreciation, depletion and amortization	5,847	6,850	5,954	4,083	22,734
Add: asset impairments	43	812	3,583	—	4,438
Adjusted EBITDA	$80,709	$85,625	$75,347	$77,737	$319,418

Debt—at March 31, 2023					$173,591

Leverage Ratio					0.5 x
	For the Three Months Ended
(In thousands)	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	Last 12 Months
Net income	$15,382	$29,498	$55,641	$63,899	$164,420
Less: equity earnings from unconsolidated investment	(2,601)	(6,672)	(10,625)	(14,837)	(34,735)
Add: total distributions from unconsolidated investment	—	—	7,350	13,230	20,580
Add: interest expense, net	9,683	9,652	9,568	9,387	38,290
Add: depreciation, depletion and amortization	4,871	5,182	3,930	3,868	17,851
Add: asset impairments	16	57	986	19	1,078
Adjusted EBITDA	$27,351	$37,717	$66,850	$75,566	$207,484

Debt—at March 31, 2022					$421,787

Leverage Ratio					2.0 x

-end-